Exhibit 99.1
GTSI Announces Second Quarter Results
Operating Expenses Continue to Decline, Cash Position Increases
HERNDON, VA., August 5, 2010 — GTSI Corp. (NASDAQ: GTSI), a systems integrator, solutions and services provider to the government, today announced its financial results for the three months ended June 30, 2010.
“During the second quarter we have been aggressively managing operating expenses and concentrating on our goal and 2010 business plan to grow our annual net income year over year. We feel that we are on track to achieve that goal,” said Scott Friedlander, GTSI’s President and Chief Executive Officer. “While we are changing the business model to a more sustained, predictable revenue systems integrator, we are still susceptible to quarterly fluxuations related to our core product business. For example, during the second quarter we had several large transactions push into the third quarter, which were booked in July. Despite the challenges of the second quarter we are making strides within the strategic plan and goals for 2010 and beyond.
“Overall the health of GTSI is sound. Our marketplace continues to be robust and offer significant opportunities. We are focused on executing on our strategy to advance our leadership in services and expect to deliver key contracting vehicles in the latter half of 2010 and early 2011 that will propel GTSI into the services realm in the years to come. We believe that GTSI is now ready to shift focus towards a growth model” said Scott Friedlander, GTSI’s President and Chief Executive Officer. “We will continue to manage and adjust our model towards an enterprise solutions and services focused systems integration with 50% of our gross margin from services by 2013.”
Second Quarter Update:
For the second quarter of 2010, GTSI reported sales of $135.0 million, compared to $164.6 million in second quarter of 2009. The Company continued to be impacted by an overall decrease in hardware and software revenue due to various government agencies spending trends. Gross margin for the second quarter of 2010 was $17.4 million as compared to $23.0 million for the second quarter of 2009. The Company experienced decreased activity with two Department of Defense customers and continued pricing pressures from vendors that negatively impacted gross margin.
Operating expenses were $21.6 million in the second quarter 2010, a decrease of $2.8 million from $24.4 million in the second quarter of 2009, mainly due to lower personnel related costs. The quarter resulted in a net loss of $1.2 million ($0.13 loss per share basic and diluted) versus a net loss of $0.3 million ($0.03 loss per share basic and diluted) in the second quarter of 2009.
Operations and Financial Update:
“During the second quarter 2010 we improved our operating expenses and we ended the quarter with a strong cash position of $33.5 million,” said Peter Whitfield GTSI’s Senior Vice President and Chief Financial Officer. “GTSI has generated positive cash flow for the past 16 months and we remain in that position today. Also during the second quarter, we purchased 76,479 shares of our common stock.

We have purchased a total of 592,218 shares since January 2009. Subject to various market conditions and our cash situation, we plan to continue our share repurchase program.”
Conference Call
An investor conference call to discuss second quarter is scheduled for 10:00 a.m. Eastern Time August 5, 2010. Interested parties are invited to participate by calling 800-593-9034 or 334-323-7224, pass code is GTSI. In addition, you may access the webcast on GTSI’s Investor Relations page (www.gtsi.com/ir). Webcast will be available for replay through August 5, 2011. To listen to the live call on the Internet, go to the web site at least 15 minutes early to register, download and install any necessary audio software. A replay will be available following the conclusion of the call until 6:00 p.m. eastern, August 15, 2010. To access the replay, please dial 877-919-4059 or 334-323-7226, pass code 94039349.
About GTSI Corp.
GTSI Corp. provides a Technology Lifecycle Management (TLM) approach to IT infrastructure solutions delivered through industry-leading professional and financial services. GTSI employs a proactive, strategic methodology that streamlines technology lifecycle management, from initial assessment to acquisition, implementation, refresh, and disposal. TLM allows customers to implement solutions quickly and cost-effectively. GTSI’s certified engineers and project managers leverage strategic partnerships with technology innovators. These experts use proven, repeatable processes to design, deploy, manage, and support simple to complex solutions, to meet client’s current and future requirements and business objectives. GTSI is headquartered in Northern Virginia, outside of Washington, D.C. and was named as one of “Best Places to Work” in 2009. Further information about the Company is available at www.GTSI.com.
Except for historical information, all of the statements, expectations, beliefs and assumptions contained in the foregoing are “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) that involve a number of risks and uncertainties. It is possible that the assumptions made by management, including, but not limited to, those relating to sales, margins, operating results and net income, and the effect of new contracts and lender agreements, as well as new vendor relationships may not materialize. Actual results may differ materially from those projected or implied in any forward-looking statements. In addition to the above factors, other important factors that could cause actual results to differ materially are discussed in the Company’s most recent annual report on Form 10-K and included from time to time in other documents filed by the Company with the Securities and Exchange Commission.
GTSI and GTSI.com are registered trademarks of GTSI Corp. in the U.S. and other countries. All trade names are the property of their respective owners.
GTSI Contact:
Paul Liberty
Vice President, Corporate Affairs & Investor Relations
703.502.2540
paul.liberty@gtsi.com

GTSI Corp. Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended
	June 30,		2010 vs 2009
	2010	2009	Variance	Percentage
SALES
Product	$120,944	149,869	$(28,925)	-19.3%
Service	11,958	12,576	(618)	-4.9%
Financing	2,145	2,156	(11)	-0.5%

	135,047	164,601	(29,554)	-18.0%

COST OF SALES
Product	$109,287	133,217	$23,930	18.0%
Service	7,623	7,640	17	0.2%
Financing	688	724	36	5.0%

	117,598	141,581	23,983	16.9%

GROSS MARGIN	17,449	23,020	(5,571)	-24.2%
SELLING, GENERAL & ADMINISTRATIVE EXPENSES	21,646	24,428	2,782	11.4%

LOSS FROM OPERATIONS	(4,197)	(1,408)	(2,789)	198.1%
INTEREST AND OTHER INCOME, NET	2,127	942	1,185	125.8%

LOSS BEFORE TAXES	(2,070)	(466)	(1,604)	344.2%
INCOME TAX BENEFIT	834	156	678	434.6%

NET LOSS	$(1,236)	$(310)	$(926)	298.7%

LOSS PER SHARE
Basic	$(0.13)	$(0.03)	$(0.10)	333.3%

Diluted	$(0.13)	$(0.03)	$(0.10)	333.3%

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	9,593	9,700	(107)	-1.1%

Diluted	9,593	9,700	(107)	-1.1%

GTSI Corp. Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Six Months Ended
	June 30,		2010 vs 2009
	2010	2009	Variance	Percentage
SALES
Product	$209,659	277,589	$(67,930)	-24.5%
Service	22,674	26,850	(4,176)	-15.6%
Financing	4,528	4,234	294	6.9%

	236,861	308,673	(71,812)	-23.3%

COST OF SALES
Product	$189,740	252,016	$62,276	24.7%
Service	14,603	16,924	2,321	13.7%
Financing	1,550	1,050	(500)	-47.6%

	205,893	269,990	64,097	23.7%

GROSS MARGIN	30,968	38,683	(7,715)	-19.9%
SELLING, GENERAL & ADMINISTRATIVE EXPENSES	43,860	47,291	3,431	7.3%

LOSS FROM OPERATIONS	(12,892)	(8,608)	(4,284)	49.8%
INTEREST AND OTHER INCOME, NET	3,576	1,270	2,306	181.6%

LOSS BEFORE TAXES	(9,316)	(7,338)	(1,978)	27.0%
INCOME TAX BENEFIT	3,492	3,148	344	10.9%

NET LOSS	$(5,824)	$(4,190)	$(1,634)	39.0%

LOSS PER SHARE
Basic	$(0.61)	$(0.43)	$(0.18)	41.9%

Diluted	$(0.61)	$(0.43)	$(0.18)	41.9%

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	9,605	9,781	(176)	-1.8%

Diluted	9,605	9,781	(176)	-1.8%

GTSI Corp. Unaudited Condensed Consolidated Balance Sheets
(In thousands)

			Change from December 31,
	June 30,	December 31,	2009
	2010	2009	Variance	Percentage
ASSETS
Current assets:
Cash and cash equivalents	$33,462	$7,894	$25,568	323.9%
Accounts receivable, net	143,037	209,595	(66,558)	-31.8%
Inventory	8,555	13,477	(4,922)	-36.5%
Deferred costs	1,970	1,807	163	9.0%
Other current assets	7,607	4,140	3,467	83.7%

Total current assets	194,631	236,913	(42,282)	-17.8%
Depreciable assets, net	9,259	10,960	(1,701)	-15.5%
Long-term receivables and other assets	41,377	40,758	619	1.5%

TOTAL ASSETS	$245,267	$288,631	$(43,364)	-15.0%

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$60,468	$109,723	$49,255	44.9%
Accounts payable — floor plan	51,939	34,889	(17,050)	-48.9%
Financed lease debt, current portion	338	831	493	59.3%
Accrued liabilities	18,678	26,127	7,449	28.5%
Deferred revenue	4,472	3,176	(1,296)	-40.8%

Total current liabilities	135,895	174,746	38,851	22.2%
Other liabilities	18,587	17,598	(989)	-5.6%

Total liabilities	154,482	192,344	37,862	19.7%
Total stockholder’s equity	90,785	96,287	5,502	5.7%

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$245,267	$288,631	$43,364	15.0%